UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2023

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Robert Lyons

On January 2, 2024, Edgio, Inc. (the “Company”) announced that Robert Lyons has stepped down as President and Chief Executive Officer of the Company, effective as of December 31, 2023, and has resigned from the Company’s Board of Directors (the “Board”) as of such date. There were no disagreements between Mr. Lyons and the Company.

Appointment of Todd Hinders as Chief Executive Officer

In connection with Mr. Lyons’ departure, the Board has appointed Todd Hinders to the position of Chief Executive Officer effective as of January 1, 2024. Mr. Hinders has also been appointed as a member of the Board, effective as of January 1, 2024.

Mr. Hinders, age 53, has served as the Company’s Chief Revenue Officer since May 2023. Before joining the Company, Mr. Hinders led global sales and customer success for AWS Elemental, an Amazon Web Services company, which provides encoded, packaging and secure delivery on AWS, overseeing go-to-market activities for AWS Elemental Media Services, from January 2015 to January 2021; at which time he moved to head AWS Edge Services Global accounts go-to-market team. Prior to his time at AWS Elemental, Mr. Hinders was the Senior Director, Global Media & Service Provider for Video Sales at Cisco from September 2010 to January 2015. From November 2005 to September 2010, Mr. Hinders was the SVP, Sales and Customer Success at ExtendMedia, a content media services company that was acquired by Cisco in 2010. Prior to joining ExtendMedia, Mr. Hinders held various sales management positions with Maven Networks (acquired by Yahoo!), National Geographic and LoudeEye (formerly, encoding.com). Mr. Hinders is a graduate of the University of the Pacific with a B.S. in Behavioral Psychology. Mr. Hinders does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Hinders and any third party pursuant to which he was selected as an officer or director.

Compensation Arrangement with Mr. Hinders

In connection with Mr. Hinders’ appointment as Chief Executive Officer, the Compensation Committee of the Board approved the following adjustments to Mr. Hinders’ existing compensation package: (i) an increase in annual base salary from $380,000 to $525,000, (ii) an increase in target annual incentive opportunity from 75% to 100% of base salary and (iii) providing that the annual incentive to be paid in respect of the 2024 calendar year will be structured such that 25% of Mr. Hinders’ target annual incentive will be paid on April 1, 2024 subject to his continued employment with the Company through such date (the “Q1 Payment”), and the remaining 75% will be based on achievement of the applicable annual performance goals to be established by the Board for the 2024 calendar year. If Mr. Hinders resigns voluntarily or is terminated by the Company for “cause”, in each case, prior to June 30, 2024, Mr. Hinders will be required to repay to the Company the after-tax value of the Q1 Payment. The Company expects to enter into an amended employment agreement with Mr. Hinders in order to memorialize these compensation adjustments and to reflect Mr. Hinders’ position as Chief Executive Officer.

Separation Package for Mr. Lyons

The Company expects to enter into a separation and release agreement with Mr. Lyons memorializing the terms of his employment agreement. Mr. Lyons’ separation with the Company will constitute a termination by the Company without “cause” under his employment agreement. Pursuant to the terms of Mr. Lyons’ employment agreement, upon a termination by the Company without “cause”, in consideration for Mr. Lyons executing and not revoking a separation and release of claims agreement, Mr. Lyons would be entitled to receive the following severance payments and benefits: (i) continued base salary payments for twelve (12) months following the date of his termination of employment (the “Severance Period”), (ii) payment of his annual incentive bonus earned in respect of the 2023 calendar year, in an amount equal to $55,000, (iii) vesting of 193,467 restricted stock units under the Amended and Restated 2007 Equity Incentive Plan, and (iv) payment by the Company of the premiums required to be paid by Mr. Lyons to obtain continued healthcare coverage for him and his eligible dependents during the Severance Period. In addition, Mr. Lyons’ vested stock options would remain exercisable for six (6) months following the date of his termination of employment. As a condition to receiving the foregoing payments and benefits, Mr. Lyons would be required to enter into a separation and release agreement and continue to comply with any confidentiality, non-solicitation and non-disparagement covenants to which he is subject.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the foregoing events is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Forward-Looking Statement Disclaimer

The Company includes in this Current Report on Form 8-K “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed in our SEC filings, including in our most recent reports on Form 10-K and 10-Q, particularly under the heading “Risk Factors.”

All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated January 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 2, 2024	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary